UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

MONDIAL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-51033 (Commission File Number)	27-4481914 (IRS Employer Identification No.)

6564 Smoke Tree Lane Scottsdale, Arizona (principal executive offices)	85253 (Zip Code)

(480) 948-6581
(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.    Entry into a Material Definitive Agreement

I. Asset Purchase Agreement

On January 21, 2013, Mondial Ventures, Inc. (the “Registrant” or “Vendor”) entered into an Asset Purchase Agreement by and among Shale Corp. a private corporation organized under the laws of the Ontario with its principal place of business located at 365 Bay St, Suite 400, Toronto On, M5H 2Vl ("SCorp" or “Purchaser”).

The summary material terms of the *Asset Purchase Agreement include:

1. The Registrant / Vendor and SCorp are executing and delivering the Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act");

2. Via its transaction with SCorp the Registrant will have as a result, noting primarily, a majority owned subsidiary operations to be consolidated with the Registrant to support its oil and gas development plans for certain of its properties and interests existing before the transaction.

3. The Registrant / Vendor and SCorp are executing and delivering an *Assignment and Bill of Sale (the "Assignment and Bill of Sale Agreement") pursuant to which the Registrant agrees to sell to SCorp oil and gas interests for the J.B. Tubb Leasehold Estate listed as described in the Assignment and Bill of Sale attached on Exhibit "A" thereof, including the existing Operating Agreement attached and listed on an Annex 1 to Exhibit "A" of the *Asset Purchase Agreement, a full assignment and transfer of Registrant / Vendor position, as amended in i) Participation Agreement for (Turnkey Drilling, Re Entry, and Multiple Wells, with all extensions and amendments) attached on Exhibit "B" of the Asset Purchase Agreement, iii) Definitive Short Form Agreement between Mondial Energy Producers, Inc., a wholly owned subsidiary of EGPI Firecreek, Inc., for Evaluation and Potential Acquisition, subject to lease extensions, acceptable curative remedies and availability for up to 100% Oil and Gas Working Interests, Callahan, Stephens, and Shakelford Counties, Texas attached on Exhibit "C" of the Asset Purchase Agreement (collectively, the "Purchased Assets").

(a) SCorp has entered into a letter of intent (the "LOI") to combine its business with 0922327 BC Limited ("Pubco"), a reporting issuer to be listed on the Canadian National Stock Exchange ("CDNX") after completion of this transaction contemplated by this Agreement and acquisition of the Purchased Assets, resulting in a total of 71,000,000 shares of Pubco being outstanding.

4. For and in consideration of the foregoing premises, the mutual covenants and agreements contained therein the *Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agreed in summary as follows:

5.      PURCHASE AND SALE OF PURCHASED ASSETS

i)      Purchased Assets. Subject to the terms and conditions hereof, the Vendor Registrant covenants and agrees to sell, assign and transfer to SCorp the Purchased Asset free and clear of all encumbrances and SCorp covenants and agrees to purchase from the Vendor Registrant the Purchased Assets.

ii)      Purchase Price.  The purchase price payable by SCorp / Purchaser to the Registrant / Vendor shall be US$1,282,430 (the "Purchase Price").

iii)      Payment of Purchase Price.  The Purchase Price shall be paid and satisfied by:

(a) concurrently with the execution of the Asset Purchase Agreement, SCorp will pay to the Registrant / Vendor by certified check, bank draft or other means of immediately available funds, the sum of US$45,000;
(b) the issuance to the Registrant / Vendor, on the Closing Date, of 47,000,000 fully paid and non-assessable Common Shares; and
(c) SCorp will also assume, on the Closing Date, the Assumed Liabilities pursuant to an assumption agreement in form and substance acceptable to SCorp and the Registrant / Vendor, each acting reasonably.

6.      CLOSING

i)       The Closing.  The closing of the purchase and sale of the Purchased Assets shall take place at 5 p.m. (Phoenix time) on or before January 31, 2014 (the "Closing"). The date and time on which the Closing occurs shall be referred to as the "Closing Date". On the Closing Date, SCorp / Purchaser shall deliver to the Registrant / Vendor a certificate representing the number of Common Shares set out in Section 1.3(b) of the *Asset Purchase Agreement, which Common Shares shall be registered in the Vendor's name, or as otherwise designated by the Registrant / Vendor, and SCorp / Purchaser shall deliver the assumption agreement as set out in Section 1.3(c) of the *Asset Purchase Agreement.

ii)      Management. On or before Closing, SCorp / Purchaser will have appointed Mr. Dennis R Alexander to the position of President and CEO and Director of the Company. Mr. Dennis R Alexander will then appoint a CFO and other Board member as he deems necessary.

iii)     Financing. On or before Closing, SCorp / Purchaser will have completed an initial private placement of $125,000 to be generated for initial startup capital for its operations. Furthermore, the Registrant / Vendor will grant SCorp / Purchaser an option on a farm in agreement with regards to drilling of one or more wells on the South Forty (40) acres of the J. B. Tubb Lease, Ward County, Texas and SCorp / Purchaser will use its best efforts to raise a minimum of $2,000,000 for capital expenditure and for example such planned development of the J.B. Tubb leasehold interests, initially drilling and development of an Ellenburger well at approximately 8,300' foot depth. For this when financing is achieved, Registrant / Vendor agree it will cause SCorp / Purchaser to receive a 75% Working Interest and 56.25% Net Revenue Interest in the Ellenburger well contemplated for drilling.

*A copy of the Asset Purchase Agreement, the Assignment and Bill of Sale, Participation Agreement, and all Exhibits and Attachments are attached hereto as Exhibit 10.1.

II. Omnibus Agreement

On December 31, 2013 the Company (“Registrant”) entered into an *Omnibus Agreement by and between itself, Energy Producers, Inc., (“EPI”) a Nevada corporation, and a wholly owned subsidiary of EGPI Firecreek, Inc., (“EGPI”) a public corporation organized under the laws of the State of Nevada in the United States of America whose address is 6564 Smoke Tree Lane, Scottsdale, Arizona 85253, EGPI and EPI together (“Firecreek”), TWL Investments aLLC, an Arizona limited liability company (“TWL”), having a principal mailing address of 21190 W. Sage Hill Road, Buckeye Arizona 85396, Thomas J. Richards, an individual (“TJR”), having a mailing address of 2454 E. Huber, Mesa Arizona 85213, each of EPI, EGPI, Mondial, TWL, and TJR a “Party” and collectively (the “Parties”) for good and valuable consideration and general release contained therein:

The summary material terms of the *Omnibus Agreement include:

1. In behalf of consideration paid to EGPI by the Registrant in the amount of $218, 875 an Assignment and Bill of Sale listed on Exhibit “A” hereto between EGPI and Registrant is approved by all parties for recording, in the State of Texas, County of Ward, Effective as of December 31, 2013. The Exhibit “A” Assignment and Bill of Sale includes the following *information listed on its Exhibit “C” as to Assumption of Debt. For such Assumption of Debt TWL Investments, aLLC, an Arizona limited liability company (“TWL”), having a principal mailing address of 21190 W. Sage Hill Road, Buckeye Arizona 85396, and Thomas J. Richards, an individual (“TJR”), having a mailing address of 2454 E. Huber, Mesa Arizona 85213 do fully grant, acknowledge and provide their full release herewith for said transfer of oil and gas interests from EGPI to Registrant as listed on Exhibit “A” hereto.

2. Assumption of an aggregate total of five hundred fifty thousand dollar ($550,000) debt comprised of the following amounts:

i) Assumption (by Registrant) of $376,273.05 pro rata portion with identical terms as of the date of even, of an Agreement effective as of July l, 2012 by and between EGPI  a Nevada corporation, having a mailing address at 6564 Smoke Tee Lane, Scottsdale, Arizona 85253 and its wholly owned subsidiary EPI also a Nevada corporation having a mailing address at 6564 Smoke Tree Lane, Scottsdale, Arizona 85253, an TWL, an Arizona limited liability company, having a mailing address of 21190 W. Sage Hill Road, Buckeye Arizona 85396, each a “Party” and collectively (the "Parties").

ii) Assumption (by Registrant) of $173,726.95 pro rata portion with identical terms as of the date of even, of an Agreement effective as of December 31, 2013 by and between EGPI a Nevada corporation, having a mailing address at 6564 Smoke Tee Lane, Scottsdale, Arizona 85253 and its wholly owned subsidiary EPI, also a Nevada corporation having a mailing address at 6564 Smoke Tree Lane, Scottsdale, Arizona 85253, and TJR, an individual, having a mailing address of 2454 E. Huber, Mesa Arizona 85213, each a “Party” and collectively (the "Parties").

3. That the Agreement with TWL and TJR debt pro rata in the aggregate amounts referenced above, i) effectively reduces and therefore is released in the stated pro rata amounts on the books and records of EGPI, as of December 31, 2013.

4. That the Agreement with TWL and TJR debt pro rata in the aggregate amounts referenced above, i) effectively increases by the pro rata amounts on the books and records of the Registrant, as of December 31, 2013.

5. For and behalf of the assumption of debt by the Registrant, EGPI agrees to issue a $550,000 8% convertible 6 month promissory note effective as of December 31, 2013 to the Registrant listed herewith on Exhibit “B” when completed.

 *A copy of the Omnibus Agreement is attached hereto as Exhibit 10.2.

III. Modification, Amendment, and Further Extension of the “Agreement to Extend Option” to the “Agreement to Further Extend Option” of April 26, 2013, and formally updated on June 10, 2013.

Effective December 31, 2014, the Registrant, and EGPI Firecreek, Inc. on behalf of itself and Energy Producers, Inc. (“EPI”), in conjunction with Success Oil Co., Inc. (“Success”), having entered into an Agreement to Further Extend Option as of April 26, 2013 which was formally updated as of June 10, 2013, agreed to certain terms for Modification, Amendment and Further Extension of the various terms of agreement.

The summary material terms of the *Modification, and Amendment and Further Extension of the “Agreement to Extend Option”, formerly updated to the “Agreement to Further Extend Option” of April 26, 2013 and June 10, 2013, respectively:

1. All parties agreed to extend the option granted in the Option Agreement until April 1, 2014, unless further modified or extended by the parties to this Agreement in writing and attached hereto.

2. The Registrant and EPI agreed to settle certain debts owed or outstanding to Success by April 1, 2014, and within 5 days therefrom, by one or more methods including converting debt to stock on terms to be then negotiated, and or by payment in cash, which may include payment a portion or all through joint interest billing arrangement satisfactory and acceptable per mutual agreement of all parties of the Agreement.

 *A copy of the Modification and Amendment and Further Extension of the “Agreement to Extend Option” dated April 26, 2013, along with Exhibits are attached hereto as Exhibit 10.3.

Item 2.01.   Completion of Acquisition or Disposition of Assets

See Item 1.01 above.

Item 8.01 Other Information

I. Letter of Intent with Ben J. Taylor, Inc. to employ high volume staged frac on University No. 1 well, Ward County, Texas

The Registrant (“Mondial”) has entered into a Letter of Intent with Ben J. Taylor, Inc. ("Taylor") of Fort Worth, Texas. The plans if fully implemented will include Mondial to join with Taylor in the development of the Third Bone Springs and Wolfcamp formations in the University 18-19A "No. 1" well at approximately 11,000 foot depth, located in Ward County, Texas. Mondial and Taylor plan to employ a high volume staged frac technique to develop the known proven reserves in the two formations. Apache and EOG Resources, Inc. have offsetting wells which have been very prolific in these zones. The program will require Mondial to raise an estimated $1.2 million for Capital Expenditures related to the program. The program would allow for initial finance for the program to be recaptured first out of 100% working interest revenues before a 50/50 ongoing split based on approximately 75% net revenue interests. Subject to final agreement of the parties within approximately 60 days, and subject to due diligence and rig availability Mondial expects to start field operations within 90 to 120 days.

Ben J. Taylor, Inc. is a Texas oil and gas operating company founded by Ben J. Taylor who started in the oil business in 1927 and continued until 2000. The Texas Legislature passed a House Concurrent Resolution No. 291 commending Ben J. Taylor for his lifetime achievement in the petroleum industry and in particular the development of Texas oil and gas resources. The company is still family owned and operated.

II. Letter of Intent for drilling and development with Firecreek Global, Inc. on its Jackson Lease in Callahan County, Texas

The Registrant (“Mondial”) has entered into a Letter of Intent with Firecreek Global, Inc. to drill two inside locations to the Ellenberger formation at 4500 ft. on its Jackson Lease in Callahan County, Texas. This is a direct offset to an Ellenberger well drilled in 1951 which initially produced 317 BOPD. There are four additional zones that were drill stem tested and found to be potentially commercial. Concurrently a seismic study will be conducted over the unexplored area of the 1,096 acre lease. Based upon the results of the seismic and geological study a drilling program will be adopted to develop the multiple known producing reservoirs on the lease. Mondial will have the option to take approximately one-half of the working interest in the proposed development drilling program. Upon completion of finance and definitive agreements which allocations for expenditures will require approximately $975,000 to commence various studies along with the initial two well program development, field operations are expected to commence in April 2014.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit
10.1	Asset Purchase Agreement Between the Registrant / Vendor and Shale Corp / Purchaser Dated January 21, 2014.
10.2	Omnibus Agreement between the Company and Energy Producers, Inc., EGPI Firecreek, Inc., TWL Investments, aLLC, and Thomas J. Richards, dated December 31, 2013, and Exhibit(s).
10.3
Agreement between the Company and Energy Producers, Inc., EGPI Firecreek, Inc., and Success Oil Co., Inc., for Modification and Amendment and Further Extension of the “Agreement to Extend Option” and Exhibits effective as of April 26, 2013, as formally updated effective to June 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2014

MONDIAL VENTURES, INC.

By:	/s/ Dennis R. Alexander
Dennis R. Alexander
CEO